UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 24, 2023

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
The Southern Company	Series 2020C 4.20% Junior Subordinated Notes due 2060	SOJE	New York Stock Exchange
The Southern Company	Series 2021B 1.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2081	SO 81	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Southern Company (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 24, 2023. Stockholders voted as follows on the seven matters properly presented for a vote:

1.	The nominees for election to the Board of Directors were elected based on the following votes:

Nominees	Votes For	% Votes Cast For	Votes Against	Abstentions	Broker Non-Votes

Janaki Akella	726,283,689	98.63%	10,084,795	2,269,305	185,374,484
Henry A. Clark III	717,537,132	97.43%	18,929,188	2,171,469	185,374,484
Anthony F. Earley, Jr.	690,967,597	93.82%	45,501,738	2,168,454	185,374,484
Thomas A. Fanning	708,753,362	96.23%	27,747,274	2,137,153	185,374,484
David J. Grain	705,551,347	95.81%	30,818,893	2,267,549	185,374,484
Colette D. Honorable	719,546,950	97.70%	16,923,424	2,167,415	185,374,484
Donald M. James	713,444,001	96.87%	23,037,249	2,156,539	185,374,484
John D. Johns	712,766,453	96.78%	23,683,759	2,187,577	185,374,484
Dale E. Klein	704,288,727	95.63%	32,152,816	2,196,246	185,374,484
David E. Meador	732,113,278	99.41%	4,324,354	2,200,157	185,374,484
Ernest J. Moniz	718,301,529	97.54%	18,120,834	2,215,426	185,374,484
William G. Smith, Jr.	701,981,352	95.32%	34,487,747	2,168,690	185,374,484
Kristine L. Svinicki	731,197,890	99.28%	5,325,954	2,113,945	185,374,484
Lizanne Thomas	724,742,387	98.40%	11,754,162	2,141,240	185,374,484
Christopher C. Womack	725,697,398	98.55%	10,695,285	2,245,106	185,374,484
E. Jenner Wood III	717,237,853	97.40%	19,144,939	2,254,997	185,374,484

2.	The proposal to approve, on an advisory basis, the Company’s named executive officers’ compensation was approved based upon the following votes:

Votes For	% Votes Cast For	Votes Against	Abstentions	Broker Non-Votes

682,307,002	92.99%	51,450,909	4,879,878	185,374,484

3.	The proposal to conduct future advisory votes to approve the compensation of the Company’s named executive officers was voted, on an advisory basis, as follows:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes

724,735,272	3,556,895	6,932,782	3,412,840	185,374,484

In connection with the Annual Meeting, the Board of Directors of the Company recommended that stockholders vote to conduct future advisory votes to approve the compensation of the Company’s named executive officers on an annual basis. In light of such recommendation and considering the strong support for an annual vote as reflected in the above voting results, the Board of Directors, on May 24, 2023, determined that the Company will conduct future advisory votes to approve the compensation of the Company’s named executive officers annually.

4.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023 was approved based upon the following votes:

Votes For	% Votes Cast For	Votes Against	Abstentions	Broker Non-Votes

899,724,630	97.60%	22,081,320	2,206,323	N/A

5.	The proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote, which pursuant to the Company’s Restated Certificate of Incorporation requires the affirmative vote of two-thirds of the issued and outstanding shares, was not approved based upon the following votes:

Votes For	% Votes Cast For	% Outstanding For	Votes Against	Abstentions	Broker Non-Votes

724,045,809	98.51%	66.33%	10,943,248	3,648,732	185,374,484

6.	The stockholder proposal regarding simple majority vote was not approved based upon the following votes:

Votes For	% Votes Cast For	Votes Against	Abstentions	Broker Non-Votes

278,570,822	38.03%	453,962,124	6,104,843	185,374,484

7.	The stockholder proposal regarding setting Scope 3 GHG targets was not approved based upon the following votes:

Votes For	% Votes Cast For	Votes Against	Abstentions	Broker Non-Votes

137,703,443	19.77%	558,748,014	42,186,332	185,374,484

8.	The stockholder proposal regarding issuing an annual report on the feasibility of reaching net zero was not properly presented at the Annual Meeting because the proponent failed to present the proposal personally or through a qualified representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2023	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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